UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2014

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on May 15, 2014, the holding company for Genworth Financial, Inc.’s (“Genworth Financial”) Australian mortgage insurance business, Genworth Mortgage Insurance Australia Limited (“Genworth Australia”), priced the initial public offering (the “Offer”) of its ordinary shares. On that date, Genworth Financial, Genworth Holdings, Inc. and the joint lead managers of the Offer agreed that 220,000,000 of Genworth Australia’s ordinary shares would be issued (subject to customary closing conditions) at an initial public offering price of AUD$2.65 per ordinary share, and 20,000,000 of those ordinary shares were designated as “over-allocation shares” that may be reacquired by Genworth Financial entities as a result of market stabilization activities prior to June 18, 2014. We cannot predict whether any over-allocation shares will be reacquired by the Genworth Financial entities. The Offer was conducted pursuant to the terms of the Offer Management Agreement entered into among Genworth Australia, Genworth Financial, Genworth Financial Mortgage Insurance Pty Limited, Genworth Financial Mortgage Indemnity Limited, and the joint lead managers named therein. The Offer closed on May 21, 2014. Following completion of the Offering, Genworth Financial beneficially owns approximately 66% of the ordinary shares of Genworth Australia. If all of the over-allocation shares are reacquired, Genworth Financial will beneficially own approximately 69% of the ordinary shares of Genworth Australia.

The net proceeds of the Offer will be used by Genworth Australia to repay certain intercompany funding arrangements with subsidiaries of Genworth Financial and those funds will then be distributed to Genworth. The gross proceeds of the Offer (before payment of fees and expenses) are approximately $535 million, based on an assumed exchange rate of 0.92 for the Australian dollar, and assuming no ordinary shares that have been designated as “over-allocation shares” are reacquired by Genworth Financial entities as a result of market stabilization activities. If all 20,000,000 ordinary shares that have been designated as “over-allocation shares” are reacquired by Genworth Financial entities as a result of market stabilization activities, the gross proceeds of the Offer (before payment of fees and expenses) are projected to be approximately $485 million, based on the same factors noted above. Fees and expenses in connection with the Offer are currently estimated at approximately $30 million, using the same assumed exchange rate.

Concurrently with the completion of the Offer, Genworth Australia, Genworth Financial and certain subsidiaries of Genworth Financial entered into a shareholder agreement (the “Shareholder Agreement”). The principal provisions of the Shareholder Agreement are discussed below.

Director designations and appointments

Genworth Financial and its subsidiaries (other than Genworth Australia and its subsidiaries) (together, the “Genworth Financial Group”) will be entitled to designate a specified number of directors to the board of directors of Genworth Australia (the “Board”), rounded to the nearest whole number, determined by the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia, as set forth in the table below.

If the number of directors the Genworth Financial Group is entitled to designate decreases because of a reduction in the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia, the number of directors that the Genworth Financial Group is entitled to designate will not subsequently increase even if the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia subsequently exceeds a greater designation threshold (unless such subsequent increase occurs within 90 days after the date on which the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia decreased below the relevant threshold).

Beneficial Ownership Designation Threshold	Number of Directors

Greater than or equal to 50%	5/9
Less than 50% but not less than 40%	4/9
Less than 40% but not less than 30%	3/9
Less than 30% but not less than 20%	2/9
Less than 20% but not less than 10%	1/9
Less than 10%	None

The Board must, subject to approval of the designees by the relevant committee of the Board acting reasonably, appoint those designees as directors.

If the members of the Genworth Financial Group beneficially hold 33% or more of the ordinary shares of Genworth Australia, Genworth Financial will be entitled to designate one member to each committee of the Board. However, once the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia decreases to below that threshold, the Genworth Financial Group will no longer be entitled to designate a member to any of the committees of the Board (unless the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia increases to above that threshold within 90 days after the date on which the beneficial ownership in aggregate of Genworth Financial in the ordinary shares of Genworth Australia decreased below the threshold).

Rights and obligations at various levels of beneficial ownership in aggregate of members of the Genworth Financial Group

If members of the Genworth Financial Group maintain specified levels of beneficial ownership in aggregate in the ordinary shares of Genworth Australia, Genworth Financial will have the rights and Genworth Australia will have the obligations as set forth in the table below.

However, in respect of the rights and obligations set forth in the table below under the heading “Special approval rights of Genworth Financial”, once the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia decreases below the relevant threshold such that Genworth Financial is no longer entitled to certain rights and Genworth Australia is no longer required to undertake certain obligations, a subsequent increase in the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia will not result in the recommencement of those rights and obligations (unless such subsequent increase occurs within 90 days after the date on which the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia decreased below the relevant threshold).

Relevant Interest	Rights and obligations

Special approval rights of Genworth Financial

At least 50% of the Ordinary Shares	Genworth Australia is required to seek the prior written consent of Genworth Financial to take any of the following actions, whether directly or indirectly through a subsidiary, except if and to the extent that action is required by applicable law:

	•	Adopt any proposal for a winding up of Genworth Australia or any of its subsidiaries or commence any proceeding relating to insolvency or relief of debtors;

	•	Buy back any of its ordinary shares or reduce or reorganize its capital or the capital of any of its subsidiaries;

	•	Make any reductions in the dividend policy of Genworth Australia;

	•	Approve the annual business plan of Genworth Australia and its subsidiaries on a consolidated basis, and any material amendments to or material departure from it, which business plan will be provided for approval reasonably in advance and consistent with the annual operating cycle for Genworth Financial;

	•	Enter into any agreement to complete an asset or business acquisition, or sell any assets, for consideration equal to or greater than AUD$25 million, other than any agreement relating to acquisition or disposal of investment assets made in the ordinary course of business by Genworth Australia or any of its subsidiaries which is consistent with the investment policy approved by the Board;

•	Appoint or remove the chief executive officer of Genworth Australia;

•	Issue ordinary shares or other equity securities or securities convertible into or exercisable or exchangeable for ordinary shares of Genworth Australia (other than pursuant to a rights issue, other pro rata offer, or pursuant to incentive plans approved by the Board); and

•	Issue new debt, or incur or enter into new borrowing or indebtedness or guarantees in respect of any borrowings or indebtedness.

Relevant Interest	Rights and obligations

Information sharing and compliance

At least 50% of the Ordinary Shares	Genworth Financial expects that it will be required to consolidate Genworth Australia’s financial results for so long as it beneficially owns a majority of the ordinary shares of Genworth Australia and subsequently to account for its investment in Genworth Australia while it owns a significant number of ordinary shares.

Accordingly, Genworth Australia has agreed to:

	•	Delivery of monthly financial and risk information and access to management of Genworth Australia to discuss such information;

	•	Access to the books and records and personnel of Genworth Australia so that Genworth Financial may conduct audits of Genworth Australia’s financial statements;

	•	Provision of quarterly management representation letters by the chief executive officer and chief financial officer of Genworth Australia attesting to the accuracy and completeness of certain financial statements or financial and accounting records;

	•	Maintenance of internal controls over financial reporting;

	•	Provision of copies of correspondence with, and reports submitted by, Genworth Australia’s accountants;

	•	Consult with Genworth Financial auditors in respect of changes to U.S. generally accepted accounting principles or Australian generally accepted accounting principles and methodologies;

	•	Provide Genworth Financial with any presentations or discussion materials to be used in meetings with any financial analyst, investor or shareholder reasonably in advance of the date of the meeting;

	•	Offer to Brookfield Life Assurance Company Limited the opportunity to participate in Genworth Australia’s external reinsurance program on the same terms and conditions (including as to pricing) as other external reinsurers, for an amount of not less than AUD$10 million; and

	•	Except as required by applicable law, continue to comply with all written global policies and practices (as amended, replaced or supplemented from time to time) that apply to Genworth Australia and otherwise established practices and core systems communicated to Genworth Australia as at the date of the agreement that apply to Genworth Australia. Where the Board, acting in good faith, considers that any variations to the application of such policies, procedures and core systems are necessary having regard to Genworth Australia’s business and specific requirements, a senior representative of each of Genworth Financial and Genworth Australia will consider any amendments that may be required.

Less than 50% but 20% or more of the Ordinary Shares	Genworth Australia has agreed to provide to Genworth Financial certain information and to take certain actions, including:

	•	Providing annual and quarterly financial data and other prescribed information to Genworth Financial, together with a certificate by the chief executive officer and chief financial officer of Genworth Australia certifying the accuracy and completeness of such information;

	•	Providing Genworth Australia’s annual report and annual and half-yearly financial statements at least the day before (and to the extent reasonably practicable at least the third day before) it files those documents with the Australian Securities Exchange;

	•	Providing certain financial, risk and other information in respect of each fiscal quarter or fiscal year, with an opportunity to meet with management of Genworth Australia to discuss the information;

	•	Providing all information that members of the Genworth Financial Group reasonably require for public filings;

	•	Coordinating the date of its annual financial statements with those of Genworth Financial;

	•	Coordinating the provision of any comfort letters and legal opinions which are reasonably required to Genworth Financial and providing such other assistance as may be reasonably required by Genworth Financial in connection with any public or private offering of securities by Genworth Financial;

	•	Releasing financial results at the same time as, or immediately after, the release of financial results by Genworth Financial;

	•	Consulting and coordinating with Genworth Financial on appropriate timing of meetings to be held with any financial analyst, investor or shareholder;

	•	Providing specified risk, capital and investment and compliance information (except where prohibited from doing so by applicable law); and

	•	Providing access to personnel and working papers.

At least 20% of the Ordinary Shares	Genworth Australia will consult with Genworth Financial regarding the choice of audit firm to be proposed to be appointed as auditor by Genworth Australia’s shareholders.

At least 10% of the Ordinary Shares (in respect of any taxation period)	Genworth Australia must deliver to Genworth Financial tax information reasonably required by Genworth Financial to prepare and file its tax returns.

Support and assistance for further sell-down or holding restructuring

Genworth Financial may at any time, subject to the terms of the voluntary escrow arrangements entered into by Genworth Financial and Genworth Australia, sell some or all of the holding of members of the Genworth Financial Group in Genworth Australia or restructure the manner in which that interest in Genworth Australia is held.

If Genworth Financial does so, Genworth Australia must provide all co-operation and assistance reasonably required by Genworth Financial to facilitate a sell-down or a holding restructuring, including providing certain information and granting access to its premises and records reasonably required for that transaction, and the support of Genworth Australia’s senior executives in marketing any sell-down. Genworth Financial will be responsible for and must pay all reasonable third party costs and expenses associated with such a sell-down or, if conducted directly and solely for its benefit, a holding restructuring.

Genworth Australia must give any member of the Genworth Financial Group and any of their respective directors, officers and advisers:

•	Access to the premises, books and records of Genworth Australia and its subsidiaries, during any regulatory inquiry or litigation proceedings in relation to the Offer, any sell-down or holding restructuring, provided that it is reasonably required in relation to that event; and

•	Access to, and copies of, all materials and documents used in connection with the due diligence investigations conducted in connection with the Offer or any sell-down.

However, Genworth Australia may defer any cooperation and assistance requested by Genworth Financial (including providing any information), for a period of not longer than 30 days, if the Board acting in good faith determines that not deferring would materially adversely affect a proposed material acquisition or merger or capital markets transaction or any discussions regarding such a transaction. This right may only be exercised once in any 12 month period.

Termination

The Shareholder Agreement terminates on the first date on which the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia is less than 10%.

Non-competition

Until the first date on which the beneficial ownership in aggregate of members of the Genworth Financial Group in the ordinary shares of Genworth Australia is less than 50% (“Restricted Period”), Genworth Australia must not directly or indirectly engage in any line of business (other than the mortgage insurance business in Australia and New Zealand) in a jurisdiction where Genworth Financial or its affiliates, as of the date of the master agreement governing the contractual framework for the reduction by Genworth Financial of its beneficial ownership of Genworth Australia, is licensed to conduct or hold an interest of greater than 20% in a joint venture that is licensed to conduct (or in each case has one or more local employees dedicated to), such lines of business. On this basis, the jurisdictions from which Genworth Australia is restrained during the Restricted Period are Austria, Belgium, Bermuda, Brazil, Canada, China, Colombia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Guernsey, Hungary, India, Ireland, Italy, Latvia, Lithuania, Luxembourg, Mexico, Netherlands, Norway, Peru, Poland, Portugal, Slovakia, South Korea, Spain, Sweden, Switzerland, Turkey, the UK and the United States.

During the Restricted Period, Genworth Financial must not engage in any mortgage insurance business in Australia or New Zealand currently carried on by Genworth Australia or its affiliates (other than as a result of its holding in Genworth Australia). This restriction does not apply after the Restricted Period.

Either Genworth Financial or Genworth Australia may acquire a business that would compete with a business line of the other if:

•	That competitive business comprises less than 15% of the total assets and revenues of the business to be acquired; and

•	The non-acquiring party is given a right of first refusal, to acquire that competitive business.

If the non-acquiring party does not exercise its right of first refusal, then the acquiring party may complete the acquisition provided that it complies with certain obligations to keep the competitive business separate, including by divesting the competitive business within two years and by separating management and information.

If a party is acquired during the Restricted Period, it remains subject to the non-competition restrictions. However, the purchaser of a party will not be required to comply with such restrictions.

Non-solicitation

During the Restricted Period, subject to limited exceptions, neither Genworth Financial and its affiliates nor Genworth Australia and its affiliates may solicit or employ a senior employee or officer of the other or a former senior employee or officer of the other.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of Genworth Financial, Inc. as of March 31, 2014 and notes thereto and the unaudited pro forma condensed consolidated statements of income of Genworth Financial, Inc. for the three months ended March 31, 2014 and for the year ended December 31, 2013 and notes thereto are filed as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description

2.1*	Offer Management Agreement among Genworth Mortgage Insurance Australia Limited, Genworth Financial, Inc., Genworth Financial Mortgage Insurance Pty Limited, Genworth Financial Mortgage Indemnity Limited and the joint lead managers named therein.

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Genworth Financial, Inc. as of March 31, 2014 and notes thereto and Unaudited Pro Forma Condensed Consolidated Statements of Income of Genworth Financial, Inc. for the three months ended March 31, 2014 and for the year ended December 31, 2013 and notes thereto.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Genworth Financial hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 21, 2014	By:	/s/ Martin P. Klein
		Name: Title:	Martin P. Klein Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

2.1*	Offer Management Agreement among Genworth Mortgage Insurance Australia Limited, Genworth Financial, Inc., Genworth Financial Mortgage Insurance Pty Limited, Genworth Financial Mortgage Indemnity Limited and the joint lead managers named therein.

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Genworth Financial, Inc. as of March 31, 2014 and notes thereto and Unaudited Pro Forma Condensed Consolidated Statements of Income of Genworth Financial, Inc. for the three months ended March 31, 2014 and for the year ended December 31, 2013 and notes thereto.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Genworth Financial hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.